Exhibit 99.1
Cardiac Science Reports Q2 Revenue;
Resumes AED Shipments
Operating Cash Flow of $0.5 Million and Net Loss of $0.09 per Share
Bothell, WA — August 10, 2009 — Cardiac Science Corporation [NASDAQ: CSCX], a global leader in automated external defibrillator (AED) and diagnostic cardiac monitoring devices, today announced that revenue for the second quarter ended June 30, 2009, was $36.1 million, a result that was adversely impacted by a decision to withhold $3 million in AED shipments during the quarter in accordance with the Company’s internal quality procedures. The Company also announced that shipments of AEDs have resumed.
In addition to the impact from withheld AED shipments, second quarter results reflect a contraction in Japanese AED revenue and continued weakness in the market for healthcare capital equipment.
Cardiac monitoring revenue was $14.8 million and defibrillation products revenue was $16.9 million for the second quarter of 2009. As expected, AED sales in Japan were $9.1 million less than in the prior year quarter, primarily due to market weakness and a pending competing AED product introduction by the Company’s current distribution partner. North American AED sales were down 32% compared to the prior year period, due to the withheld AED shipments and the effects of a weaker economy. Cardiac monitoring revenue decreased 5% compared to the prior year period, driven by slowed buying patterns in the hospital and physician office markets. However, second quarter 2009 cardiac monitoring revenue was up 20% sequentially over the first quarter of 2009.
President and chief executive officer Dave Marver said, “We voluntarily stopped shipping AEDs in late June in order to evaluate a potential component issue. In accordance with our quality processes, I’m pleased to report we have now resumed shipments. We will continue to evaluate the possible impact of the component issue on units in the field and whether it may be appropriate to take corrective action for those units.”
Mr. Marver continued, “During the second quarter, we continued to execute on our growth strategy, the results of which will be apparent as we begin to announce new product introductions over the next 12 months. In addition, we drove functional improvements across the company, strengthening our operational foundation in preparation for future growth. We intend to maintain our forward progress as we fully resolve the AED component issue and put it behind us.”
Second Quarter Financial Results
Second quarter revenue of $36.1 million represented a decrease of 31% compared to the $52.1 million in revenue reported in the second quarter of 2008. Second quarter gross margin was 48.6%, a decrease from the second quarter of 2008, which was 49.8%. The gross margin decrease is mostly due to product mix related to reduced sales of AEDs, which generally sell at higher gross margins than our cardiac monitoring products.
Operating expenses in the second quarter of 2009 were $21.2 million, compared to $22.2 million for the second quarter of 2008, a reduction of 5%.
The Company reported an operating loss $3.7 million and a net loss of $2.1 million, or $0.09 loss per share in the second quarter of 2009, compared to net income of $2.3 million, or $0.10 per share in the second quarter of 2008.
EBITDA was negative $1.8 million for the second quarter of 2009. Adjusted EBITDA, which excludes stock-based compensation expense, was negative $1.2 million for the second quarter of 2009.
The Company generated $0.5 million in cash from operating activities during the second quarter and had $37.9 million in cash and cash equivalents as of June 30, 2009.
Outlook
The Company expects revenue for the third quarter of 2009 to be in a range between $37 million and $40 million. Actual revenue will be dependent, in part, on how quickly the Company is able to ramp up AED production and fulfill the order backlog that accumulated while shipping was suspended, as well as new orders that are received during the third quarter.
Profitability and cash flow levels for the quarter will be adversely affected by the AED ship-hold, including manufacturing inefficiencies, product re-work and testing and professional services associated with evaluating the related quality issues. The Company will also incur higher regulatory and quality assurance expenses as it upgrades its internal capabilities in this area. In addition, the Company expects to incur higher research and development and marketing expenses associated with product development initiatives.
Profitability and cash flows for the quarter may also be adversely impacted if the Company determines that a corrective action is required to address AED component issues in the field. While the Company has not yet determined whether a field action may be required, such action, if necessary, could cost between $10 and $20 million, depending on the nature of the action, the number and location of affected units and other factors, although there can be no assurance that the cost of an action, if required, would fall within this range.
Excluding expenses relating to a possible field action, the Company expects to report a net loss for the quarter in a range between $0.10 and $0.14 per share.
Non-GAAP and Pro Forma Financial Information
This news release contains a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure defined as earnings before net interest, income taxes, depreciation, and amortization. “Adjusted EBITDA” refers to EBITDA before stock-based compensation. Neither of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to the same measures as reported by other companies. EBITDA and Adjusted EBITDA are an integral part of the internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of the Company. The components of these measures include the key revenue and expense items for which operating managers are responsible and upon which their performance is evaluated. The Company also uses Adjusted EBITDA for planning purposes and in presentations to its board of directors. Reconciliations of EBITDA and Adjusted EBITDA to net income, the most comparable GAAP measure, are contained in this press release.
Conference Call Information
Cardiac Science will conduct a conference call at 4:30 p.m. Eastern Daylight Time today to discuss the Company’s financial results for the second quarter and issues related to the AED ship-hold. The call will be hosted by Dave Marver, president and chief executive officer, and Mike Matysik, senior vice president and chief financial officer.
To access the conference call, please dial 877.941.6011 and reference conference ID 4118733. Callers outside the U.S. can dial 480.248.5085. The call will also be webcast live at http://www.cardiacscience.com. An audio replay of the call will be available for seven days following the call at 800.406.7325 for U.S. callers or 303.590.3030 for those calling from outside the U.S. The password required to access the replay is 4118733#. An archived webcast will also be available at http://www.cardiacscience.com for 90 days.
About Cardiac Science
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AED), electrocardiograph devices (ECG/EKG), cardiac stress treadmill and systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The company sells a variety of related products and consumables and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. The Company distributes its products in nearly 100 countries worldwide, with operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit http://www.cardiacscience.com.
Forward-Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future financial results and condition, the operational and financial impact of the AED component issue, including the potential for a voluntary field corrective action, and strategic initiatives, including future product releases. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results and performance may vary significantly from those expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks include those with respect to the quality of our processes, products and services and the implementation of voluntary actions or those taken at the request of regulatory authorities relating to our business, as well as those more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2008, as updated by subsequent quarterly reports on Form 10-Q. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.

For more information,

Company Contact:	Investor Contact:	Media Contact:

Mike Matysik	Matt Clawson	Christopher Gale
Cardiac Science Corporation	Allen & Caron	EVC Group Inc.
Senior Vice President and CFO	949.474.4300	646.201.5431
425.402.2009	matt@allencaron.com	203.570.4681
		cgale@evcgroup.com
LOGO: http://www.cardiacscience.com/images/main_logo.gif
CSCX-F
— Tables to Follow —
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Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2009		2008
	$	%	$	%

Revenues:
Cardiac monitoring products	$14,800	41.0%	$15,574	29.9%
Defibrillation products	16,853	46.7%	31,683	60.8%

Total product revenues	31,653	87.6%	47,257	90.6%
Service	4,461	12.4%	4,875	9.4%

Total revenues	36,114	100.0%	52,132	100.0%

Cost of Revenues:
Products	15,433	48.8%	22,929	48.5%
Service	3,130	70.2%	3,240	66.5%

Total cost of revenues	18,563	51.4%	26,169	50.2%

Gross Profit:
Products	16,220	51.2%	24,328	51.5%
Service	1,331	29.8%	1,635	33.5%

Gross profit	17,551	48.6%	25,963	49.8%

Operating Expenses:
Research and development	3,617	10.0%	3,796	7.3%
Sales and marketing	11,271	31.2%	13,047	25.0%
General and administrative	6,349	17.6%	5,347	10.3%

Total operating expenses	21,237	58.8%	22,190	42.6%

Operating income (loss)	(3,686)	-10.2%	3,773	7.2%

Other Income:
Interest income	19	0.1%	163	0.3%
Other income (loss), net	545	1.5%	(125)	-0.2%

Total other income	564	1.6%	38	0.1%

Income (loss) before income tax benefit (expense):	(3,122)	-8.6%	3,811	7.3%
Income tax benefit (expense)	1,194	3.3%	(1,407)	-2.7%

Net income (loss)	(1,928)	-5.3%	2,404	4.6%
Less: Net income attributable to noncontrolling interests	(178)	-0.5%	(118)	-0.2%

Net income (loss) attributable to Cardiac Science Corporation	$(2,106)	-5.8%	$2,286	4.4%

Net income (loss) per share attributable to Cardiac Science Corporation:
Basic	$(0.09)		$0.10
Diluted	$(0.09)		$0.10
Weighted average shares outstanding:
Basic	23,198,352		22,806,307
Diluted	23,198,352		23,246,240

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2009		2008
	$	%	$	%

Revenues:
Cardiac monitoring products	$27,127	35.8%	$33,297	32.9%
Defibrillation products	39,791	52.5%	58,299	57.7%

Total product revenues	66,918	88.3%	91,596	90.6%
Service	8,860	11.7%	9,495	9.4%

Total revenues	75,778	100.0%	101,091	100.0%

Cost of Revenues:
Products	32,067	47.9%	44,461	48.5%
Service	6,281	70.9%	6,469	68.1%

Total cost of revenues	38,348	50.6%	50,930	50.4%

Gross Profit:
Products	34,851	52.1%	47,135	51.5%
Service	2,579	29.1%	3,026	31.9%

Gross profit	37,430	49.4%	50,161	49.6%

Operating Expenses:
Research and development	7,088	9.4%	7,659	7.6%
Sales and marketing	22,469	29.7%	25,236	25.0%
General and administrative	11,965	15.8%	10,472	10.4%

Total operating expenses	41,522	54.8%	43,367	42.9%

Operating income (loss)	(4,092)	-5.4%	6,794	6.7%

Other Income:
Interest income	32	0.0%	278	0.3%
Other income, net	397	0.5%	86	0.1%

Total other income	429	0.6%	364	0.4%

Income (loss) before income tax benefit (expense):	(3,663)	-4.8%	7,158	7.1%
Income tax benefit (expense)	1,360	1.8%	(2,647)	-2.6%

Net income (loss)	(2,303)	-3.0%	4,511	4.5%
Less: Net income attributable to noncontrolling interests	(341)	-0.4%	(171)	-0.2%

Net income (loss) attributable to Cardiac Science Corporation	$(2,644)	-3.5%	$4,340	4.3%

Net income (loss) per share attributable to Cardiac Science Corporation:
Basic	$(0.11)		$0.19
Diluted	$(0.11)		$0.19
Weighted average shares outstanding:
Basic	23,127,742		22,729,858
Diluted	23,127,742		23,277,135

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$37,868	$34,655
Accounts receivable, net	22,982	31,665
Inventories	25,973	24,692
Deferred income taxes	8,197	8,366
Prepaid expenses and other current assets	3,066	3,144

Total current assets	98,086	102,522

Other assets	388	428
Machinery and equipment, net of accumulated depreciation	7,381	6,994
Deferred income taxes	30,217	28,452
Intangible assets, net of accumulated amortization	29,299	31,278
Investments in unconsolidated entities	1,032	534

Total assets	$166,403	$170,208

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$10,022	$12,711
Accrued liabilities	13,185	13,535
Warranty liability	3,805	3,796
Deferred revenue	7,248	7,918

Total current liabilities	34,260	37,960

Equity:
Cardiac Science Corporation shareholders’ equity	131,274	131,703
Noncontrolling interests	869	545

Total equity	132,143	132,248

Total liabilities and equity	$166,403	$170,208

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	June 30,
	2009	2008
Operating Activities:
Net income (loss)	$(1,928)	$2,404

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	554	488
Depreciation and amortization	1,542	1,624
Deferred income taxes	(1,398)	1,292

Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable, net	730	2,688
Inventories	(89)	(141)
Prepaid expenses and other assets	(392)	(61)
Accounts payable	(118)	(1,857)
Accrued liabilities	1,045	955
Warranty liability	111	102
Deferred revenue	426	(1,160)

Net cash provided by operating activities	483	6,334

Investing Activities:
Purchases of machinery and equipment	(769)	(1,008)
Proceeds from repayment of note	10	—
Cash paid for acquisitions	—	(268)

Net cash used in investing activities	(759)	(1,276)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	502	173
Minimum tax withholding on restricted stock awards	—	—

Net cash provided by financing activities	502	173

Effect of exchange rate changes on cash and cash equivalents	79	—

Net change in cash and cash equivalents	305	5,231
Cash and cash equivalents, beginning of period	37,563	22,490

Cash and cash equivalents, end of period	$37,868	$27,721

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2009	2008
Operating Activities:
Net income (loss)	$(2,303)	$4,511

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,213	1,046
Depreciation and amortization	3,067	3,233
Deferred income taxes	(1,765)	2,462

Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable, net	8,717	(313)
Inventories	(1,330)	(749)
Prepaid expenses and other assets	36	(624)
Accounts payable	(2,457)	(236)
Accrued liabilities	(291)	(384)
Warranty liability	9	338
Deferred revenue	(670)	(490)

Net cash provided by operating activities	4,226	8,794

Investing Activities:
Maturities of short-term investments	—	350
Purchases of machinery and equipment	(1,654)	(1,442)
Proceeds from repayment of note	83	—
Cash paid for acquisitions	(54)	(424)

Net cash used in investing activities	(1,625)	(1,516)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	736	346
Minimum tax withholding on restricted stock awards	(97)	(62)

Net cash provided by financing activities	639	284

Effect of exchange rate changes on cash and cash equivalents	(27)	—
Net change in cash and cash equivalents	3,213	7,562
Cash and cash equivalents, beginning of period	34,655	20,159

Cash and cash equivalents, end of period	$37,868	$27,721

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands)

	Reconciliation of Net Income (Loss) Attributable to
	Cardiac Science Corporation to Adjusted EBITDA
	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
		% of revenue		% of revenue

Net income (loss) attributable to Cardiac Science Corporation	$(2,106)	-5.8%	$2,286	4.4%
Depreciation and amortization	1,542	4.3%	1,624	3.1%
Interest income	(19)	-0.1%	(163)	-0.3%
Income tax (benefit) expense	(1,194)	-3.3%	1,407	2.7%

EBITDA	(1,777)	-4.9%	5,154	9.9%

Stock-based compensation	554	1.5%	488	0.9%

Adjusted EBITDA	$(1,223)	-3.4%	$5,642	10.8%

	Reconciliation of Net Income (Loss) Attributable to
	Cardiac Science Corporation to Adjusted EBITDA
	Six Months Ended		Six Months Ended
	June 30, 2009		June, 2008
		% of revenue		% of revenue

Net income (loss) attributable to Cardiac
Science Corporation	$(2,644)	-3.5%	$4,340	4.3%
Depreciation and amortization	3,067	4.0%	3,233	3.2%
Interest income	(32)	0.0%	(278)	-0.3%
Income tax (benefit) expense	(1,360)	-1.8%	2,647	2.6%

EBITDA	(969)	-1.3%	9,942	9.8%

Stock-based compensation	1,213	1.6%	1,046	1.0%

Adjusted EBITDA	$244	0.3%	$10,988	10.9%

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